SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 5, 2003

(Amending the Report on Form 8-K filed on March 5, 2003)

Modem Media, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-21935	06-1464807
State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 East Avenue, Norwalk, Connecticut 06855

(Address of Principal Executive Officers) (Zip Code)

(203) 299-7000

(Registrant’s telephone number, including area code)

Item 5.    Other Events

On March 5, 2003, the Company issued a replacement correcting its March 4, 2003 press release that was attached as Exhibit 99.1 to this Form 8-K as originally filed on March 5, 2003. The replaced and corrected version of the March 4, 2003 earnings press release is filed with this Form 8-K/A and supercedes the version originally filed as Exhibit 99.1 to this Form 8-K on March 5, 2003.

In the text of the originally issued March 4, 2003 press release, fourth quarter 2001 net income including discontinued operations was stated as $0.2 million, or $0.01 per share. The correct amount for fourth quarter 2001 net income including discontinued operations is $0.5 million, or $0.02 per share.

In the Consolidated Statement of Operations included in the originally issued March 4, 2003 press release, fourth quarter 2001 operating loss from discontinued operations was stated as $(933,000), fourth quarter 2001 loss from discontinued operations was stated as $(864,000), fourth quarter 2001 net income was stated as $195,000, fourth quarter 2001 loss from discontinued operations per share was stated as $(0.03) and fourth quarter 2001 net income per share was stated as $0.01. The correct amounts for these fourth quarter 2001 items are operating loss from discontinued operations of $(654,000), loss from discontinued operations of $(585,000), net income of $474,000, loss from discontinued operations per share of $(0.02) and net income per share of $0.02.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits. Exhibit 99.1 listed in the exhibit index is furnished as a part of this current report on Form 8-K/A.

99.1	Corrected version of Earnings Press Release of Modem Media, Inc. dated March 4, 2003 (supercedes Exhibit 99.1 originally filed).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODEM MEDIA, INC.

/S/ SLOANE LEVY

Sloane Levy Senior Vice President, General Counsel, Human Resources and Corporate Secretary

March 6, 2003

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Index to Exhibits

Exhibit

99.1	Corrected version of Earnings Press Release of Modem Media, Inc. dated March 4, 2003 (supercedes Exhibit 99.1 originally filed).

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